Camber Energy, Inc. 8-K

Exhibit 10.6

FIRST AMENDMENT TO CAMBER ENERGY, INC.

PAST SERVICE PAYMENT AND SUCCESS BONUS AGREEMENT

This First Amendment to Camber Energy, Inc. Past Service Payment and Success Bonus Agreement (this “Agreement”), dated and effective December 19, 2020 (the “Agreement Effective Date”), amends that certain Camber Energy, Inc. Past Service Payment and Success Bonus Agreement dated August 31, 2020 (the “Past Service and Bonus Agreement”), entered into by and between Camber Energy, Inc. (the “Company”) and the undersigned member of the Board of Directors of the Company (the “Director”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Past Service and Bonus Agreement.

WHEREAS, the Company and Director desire to amend the Past Service and Bonus Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1.           Amendment to Past Service and Bonus Agreement. Effective as of the Agreement Effective Date, the Past Service and Bonus Agreement shall be amended as follows:

a.           The first “WHEREAS” of the Past Service and Bonus Agreement shall be amended and restated in its entirety to read as follows:

“WHEREAS, the Company, on February 3, 2020, entered into an Agreement and Plan of Merger with Viking Energy Group, Inc. (“Viking”), pursuant to which it contemplated Viking merging with and into a wholly-owned subsidiary of the Company and the Company acquiring control of Viking (as amended and restated from time to time, the “Merger Agreement” and the transactions contemplated therein, the “Originally Contemplated Merger”), provided that the Company is also exploring alternative means of acquiring control of Viking, on an accelerated timeline, as an alternative to the Originally Contemplated Merger (“Alternative Acquisition Structures”). As used herein, the acquisition of majority voting control of Viking by the Company, through the Originally Contemplated Merger, or any Alternative Acquisition Structure, shall be defined as the “Merger”.”

a.           Section 1 of the Past Service and Bonus Agreement shall be amended and restated in its entirety to read as follows:

“1.         Payment for Past Services and Success Bonus. Contingent on, and upon completion of, the Merger, the Director shall receive, in consideration for past services provided to the Company through the date of the Merger, as a member of the Board, and as a success bonus for the Company’s successful completion of the Merger, a cash payment in the amount of $150,000 (the “Past Service Fees and Success Bonus”), contingent on the Director’s continued service to the Company at the same level of service he is performing as of the Effective Date, through the date that the Merger is consummated, or if such Director’s resignation is a required term of, or otherwise contemplated by, such Merger, the date of such Director’s resignation in connection with the Merger. The effective date and time of the Merger shall be defined herein as the “Effective Time”. The Past Service Fees and Success Bonus, if earned, will be paid no later than, but may be paid prior to, ten (10) business days of the Effective Time. A total of $100,000 of the Past Service Fees and Success Bonus will be deemed payable for past services to the Company by the Director, as a member of the Board of Directors, and a total of $50,000 of the Past Service Fees and Success Bonus shall be deemed a bonus for completion of the Merger.”

First Amendment to Past Service and Bonus Agreement

2.            Effect of Agreement; Past Service and Bonus Agreement to Continue in Full Force and Effect. Upon the effectiveness of this Agreement, each reference in the Past Service and Bonus Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Past Service and Bonus Agreement as modified or amended hereby. Except as specifically modified or amended herein, the Past Service and Bonus Agreement and the terms and conditions thereof shall remain in full force and effect.

3.            Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. This Agreement shall be read in connection with the Past Service and Bonus Agreement (as amended hereby).

4.            Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Agreement Effective Date.

CAMBER ENERGY, INC.	DIRECTOR

/s/ Robert Schleizer	/s/ Fred Zeidman
Robert Schleizer	Fred Zeidman
Director (Executing this Agreement on behalf of the Board)

First Amendment to Past Service and Bonus Agreement